Exhibit 99.1

Volcon, Inc. Closes $27.2 Million Convertible Senior Notes Offering

AUSTIN, TX / ACCESSWIRE / August 24, 2022 / Volcon Inc. (NASDAQ: VLCN), ("Volcon'' or the "Company"), the first all-electric, off-road powersports company, today announced that it had closed its offering of $27.2 million aggregate principal amount of convertible senior notes due 2024 (the "Notes") and accompanying warrants (the "Warrants") to purchase approximately 9.1 million shares of common stock.

As previously disclosed, the Notes are senior unsecured obligations of Volcon and no interest shall accrue unless and until an event of default has occurred. Each of the Notes includes an original issue discount of 8.0%. The Notes will mature on February 24, 2024 unless earlier converted (only upon the satisfaction of certain conditions). The initial conversion price will be $2.25 per share of common stock, subject to adjustment upon the occurrence of specified events.

The Warrants will be exercisable immediately upon the date of issuance and have an initial exercise price of $2.85. The Warrants will expire five years from the date of issuance.

Aegis Capital Corp. acted as exclusive placement agent for the Offering.

The securities described above were sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the common stock issuable upon conversion of the Notes and exercise of the Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Volcon

Volcon Inc. is the first all-electric powersports company producing high-quality off-road vehicles. Based in Round Rock, Texas, Volcon joins many major electric vehicle manufacturers near Austin, Texas, an area that is poised to become the electric vehicle capital of the world.

Volcon was founded with the mission to enhance the outdoor experience while reducing the industry's environmental footprint so that adventurers and workers alike can enjoy the outdoors and preserve it for generations to come. Volcon produces all-electric, off-road vehicles designed to elevate the adventure experience and help people get things done at work and on the home front.

Volcon's first product, the innovative Grunt, combines a fat tire physique with high-torque electric power and a near-silent drive train which started shipping in September of 2021. Future models may include the Runt, which is a youth-sized version of the groundbreaking Grunt, and an eBike, the Brat. The Stag and Project X are expected to be Volcon's venture into the rapidly expanding world of UTVs and are expected in future years as the company continues to expand.

Volcon Contacts

For Media: media@volcon.com
For Dealers: dealers@volcon.com
For Investors: investors@volcon.com
For Marketing: marketing@volcon.com

For more information on Volcon or to learn more about its complete motorcycle and side-by-side line-up, visit: www.volcon.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements, which involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q filed with the SEC, which are available on the SEC's website, www.sec.gov.

SOURCE: Volcon, Inc.